UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Preferred Apartment Communities, Inc.
(Exact name of registrant as specified in its charter)

Maryland	27-1712193
(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Series A Redeemable Preferred Stock, par value $0.01 per share Warrant to Purchase Common Stock, par value $0.01 per share Series M Redeemable Preferred Stock, par value $0.01 per share

Item 1. Description of Registrant’s Securities to be Registered.

Preferred Apartment Communities, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its:

•
Series A Redeemable Preferred Stock, par value $0.01 per share, to be registered hereunder, set forth under the section entitled “Description of Capital Stock and Securities Offered-Securities Offered in this Offering-Series A Redeemable Preferred Stock” contained in the Registrant’s prospectus, dated March 16, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2017 pursuant to Rule 424(b) under the Securities Act of 1933.

•
Warrant to Purchase Common Stock, par value $0.01 per share, to be registered hereunder, set forth under the section entitled “Description of Capital Stock and Securities Offered-Securities Offered in this Offering-Common Stock Warrants” contained in the Registrant’s prospectus, dated March 16, 2017, as filed with the SEC on March 16, 2017 pursuant to Rule 424(b) under the Securities Act of 1933.

•
Series M Redeemable Preferred Stock, par value $0.01 per share, to be registered hereunder, set forth under the section entitled “Description of Capital Stock and Securities Offered-Securities Offered in this Offering-mShares” contained in the Registrant’s prospectus, dated January 19, 2017, as filed with the SEC on January 19, 2017 pursuant to Rule 424(b) under the Securities Act of 1933.

Item 2. Exhibits.

Exhibit No.	Reference	Description
3.1	(1)	Articles of Amendment and Restatement of Preferred Apartment Communities, Inc.
3.2	(1)	Third Amended and Restated By-laws of Preferred Apartment Communities, Inc.
4.2	(2)	Articles Supplementary for the Series A Redeemable Preferred Stock
4.3	(3)	Articles Supplementary for the Series M Redeemable Preferred Stock
4.4	(4)	Articles Supplementary classifying an additional 900,000 shares of the Series A Redeemable Preferred Stock
4.5	(5)	Articles Supplementary classifying an additional 2,000,000 shares of the Series A Redeemable Preferred Stock
4.6	(3)	Form of mShares Subscription Agreement
4.7	(6)	Form of Series A Subscription Agreement
4.9	(7)	Articles of Amendment Amending the Holder Redemption Options of the Company's Series A Redeemable Preferred Stock
4.10	(8)	Amended and Restated Warrant Agreement dated as of March 14, 2012 between Preferred Apartment Communities, Inc. and Computershare Trust Company, N.A., as Warrant Agent
4.11	(2)	Form of Global Warrant Certificate
4.12	(9)	Second Amended and Restated Warrant Agreement between Preferred Apartment Communities, Inc. and Computershare Trust Company, N.A., as Warrant Agent
4.13	(10)	Warrant Agreement between Preferred Apartment Communities, Inc. and Computershare Trust Company, N.A., as Warrant Agent

(1)
Previously filed with the Pre-effective Amendment No. 6 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Registrant with the Securities and Exchange Commission on March 4, 2011

(2)
Previously filed with the Pre-effective Amendment No. 1 to Form S-11 Registration Statement (Registration No.: 333-176604) filed by the Registrant with the Securities and Exchange Commission on November 2, 2011

(3)	Previously filed with the Form S-3 Registration Statement (Registration No.: 333-214531) filed by the Registrant with the Securities and Exchange Commission on November 9, 2016

(4)	Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 28, 2013

(5)	Previously filed with the Form S-3 Registration Statement (Registration No.: 333-211924) filed by the Registrant with the Securities and Exchange Commission on June 9, 2016

(6)
Previously filed with the Pre-effective Amendment No. 2 to Form S-3 Registration Statement (Registration No. 333-211924) filed by the Registrant with the Securities and Exchange Commission on November 8, 2016

(7)	Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 26, 2014

(8)	Previously filed with the Annual Report on Form 10-K filed by the Registrant with the Securities and Exchange Commission on March 15, 2012

(9)	Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 15, 2013

(10)	Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 24, 2017

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)
Date: September 12, 2017

	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary